      As filed with the Securities and Exchange Commission on July 13, 2001
                                             Registration No. __________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                            OSI PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)
                             -----------------------

                     Delaware                               13-3159796
         -------------------------------                 ----------------
         (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                Identification No.)


            106 Charles Lindbergh Blvd.
                   Uniondale, NY                                11553
      ----------------------------------------               ----------
      (Address of principal executive offices)               (Zip Code)

                             -----------------------

           ASTON MOLECULES LIMITED SAVINGS-RELATED SHARE OPTION SCHEME
                   GEIGER NON-QUALIFIED STOCK OPTION AGREEMENT
                   NADLER NON-QUALIFIED STOCK OPTION AGREEMENT
                  THOMPSON NON-QUALIFIED STOCK OPTION AGREEMENT
                    WOOD NON-QUALIFIED STOCK OPTION AGREEMENT
                  ZITELLI NON-QUALIFIED STOCK OPTION AGREEMENT

                           (Full titles of the plans)
                             -----------------------

                             ROBERT L. VAN NOSTRAND
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            OSI PHARMACEUTICALS, INC.
                           106 CHARLES LINDBERGH BLVD.
                            UNIONDALE, NEW YORK 11553
                                 (516) 222-0023
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------

                                    Copy to:

                         SPENCER W. FRANCK, JR., ESQUIRE
                                 SAUL EWING LLP
                               CENTRE SQUARE WEST
                         1500 MARKET STREET, 38TH FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19102
                                 (215) 972-1955
                             -----------------------
               See next page for calculation of registration fee.
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                        Proposed Maximum   Proposed Maximum
 Title of Securities     Amount to be    Offering Price        Aggregate          Amount of Registration Fee (6)
   to be Registered       Registered        Per Share       Offering Price
   ----------------       ----------        ---------       --------------        ------------------------------
Common Stock, Par        19,959 (1)          $  4.6750       $   93,308.33
Value $.01 Per Share     27,174 (2)          $  3.8780       $  105,380.77
                          6,499 (3)          $ 28.1560       $  182,985.84
                         46,368 (4)          $ 46.5500       $2,158,430.40
                        127,000 (5)          $ 60.0625       $7,627,937.50
                        -------                               ------------
                        227,000                              $10,168,042.84
                                                                                          $   2,542.01
                                                                                          ------------

         (1) Represents shares issuable upon the exercise of options previously granted under the Aston Molecules Limited Savings-Related Share Option Scheme (the "Aston Scheme") in 1998.

         (2) Represents shares issuable upon the exercise of options previously granted under the Aston Scheme in 1999.

         (3) Represents shares issuable upon the exercise of options previously granted under the Aston Scheme in 2000.

         (4) Represents shares issuable in connection with options available for grant under the Aston Scheme.

         (5) Represents shares issuable upon the exercise of the Non-Qualified Stock Option Agreements.

         (6) The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon in the case of options previously granted, the stated exercise price of such options, and, in the case of options still available for grant, the average of the reported high and low sale prices of shares of the Registrant's common stock on July 11, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.(1)

Item 2.           Registrant Information and Employee Plan Annual Information.
                  (1)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The documents listed in clauses (a), (b) and (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

                  (a) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2000.

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, and March 31, 2001, and the Registrant's Current Reports on Form 8-K, dated November 9, 2000 and February 14, 2001.

                  (c) The description of the Registrant's common stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.           Description of Securities.

                  Not applicable.



(1) The information called for by Part I of this registration statement on Form S-8 is currently included in the Summary of the Aston Molecules Limited Savings-Related Share Option Scheme (the "Scheme") and the Summaries of the Non-Qualified Stock Option Agreements (the "Agreements") that will be delivered to the optionees under the Scheme and the Agreements as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

                  The Registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent authorized by the General Corporation Law of Delaware, indemnify any person, or the legal representative of any person, who is or was a director, officer, employee or agent of the Registrant or another enterprise if said person served such enterprise at the request of the Registrant. The Certificate of Incorporation also provides that any amendment to the General Corporation Law of Delaware shall only be applicable to the extent any such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment. The Certificate of Incorporation further provides that in the case of an action, suit or proceeding initiated by the indemnified person, the Registrant shall indemnify the person only if such action, suit or proceeding was authorized by the Registrant's Board of Directors. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to itself or its stockholders for monetary damages for breach of fiduciary duty except under certain specified circumstances. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability with respect to which the Registrant would have the power to indemnify such persons under the General Corporation Law of Delaware. The Registrant maintains an insurance policy insuring its directors and officers against certain liabilities.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following is a list of exhibits filed as part of the registration statement:

                  5        Opinion of Saul Ewing LLP.

                  23.1     Consent of KPMG LLP, independent public accountants.

                  23.2     Consent of Saul Ewing LLP (contained in Exhibit No.
                           5).

                  24 Power of Attorney (included on signature page of the registration statement).

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement;

                                    (i) to include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Uniondale, State of New York, on July 12, 2001.


                               OSI PHARMACEUTICALS, INC.


                               By: /s/ Colin Goddard, Ph.D.
                                   ----------------------------------------
                                   Colin Goddard, Ph.D.
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Colin Goddard, Ph.D. and Robert L. Van Nostrand and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                           Title                      Date
              ---------                           -----                      ----
/s/ Colin Goddard, Ph.D.                    Chairman of the              July 12, 2001
----------------------------------          Board of Directors and
Colin Goddard, Ph.D.                        Chief Executive Officer


/s/ Robert L. Van Nostrand                 Vice President, Chief         July 12, 2001
----------------------------------           Financial Officer
Robert L. Van Nostrand                   (principal financial and
                                             accounting officer)

/s/ G. Morgan Browne                            Director                July 12, 2001
----------------------------------
G. Morgan Browne


/s/ John H. French, II                          Director                July 12, 2001
----------------------------------
John H. French, II


/s/ Edwin A. Gee, Ph.D.                         Director                July 12, 2001
----------------------------------
Edwin A. Gee, Ph.D.


/s/ Daryl K. Granner, M.D.                      Director                July 12, 2001
----------------------------------
Daryl K. Granner, M.D.


/s/ Walter M. Lovenberg, Ph.D.                  Director                July 12, 2001
----------------------------------
Walter M. Lovenberg, Ph.D.


/s/ Viren Mehta                                 Director                July 12, 2001
----------------------------------
Viren Mehta


/s/ Sir Mark Richmond, Ph.D.                    Director                July 12, 2001
----------------------------------
Sir Mark Richmond, Ph.D.


/s/ John P. White, Esquire                      Director                July 12, 2001
----------------------------------
John P. White, Esquire

                                  EXHIBIT INDEX


EXHIBIT NO.                             EXHIBIT
-----------                             -------
5                 Opinion of Saul Ewing LLP.

23.1              Consent of KPMG LLP, independent public accountants.

23.2              Consent of Saul Ewing LLP (contained in Exhibit No. 5).

24 Power of Attorney (included on signature page of the registration statement).